UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2024

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

(782) 925-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Redeemable warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 25, 2024, Netcapital Inc. (the “Company”) held its annual meeting of shareholders, (the “Annual Meeting”) for the purpose of holding a shareholder vote on the proposals set forth below. A total of 344,034 shares of the Company’s common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders (i) re-elected each of Martin Kay, Cecilia Lenk, Avi Liss, Steven Geary and Arnold Scott as members of the Company’s board of directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death; (ii) ratified the appointment of Fruci & Associates II, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2025; (iii) approved the non-binding advisory vote on the resolution approving named executive officer compensation; (iv) approved the frequency for providing the non-binding advisory vote on named executive compensation at “1-year;” (v) did not approve the proposal to amend the Company’s amended and restated Bylaws; (vi) approved the amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of blank check preferred stock; (vii) approved the issuance of common stock purchase warrants and placement agent warrants issued in connection with the Company’s March 2024 public offering, including shares of common stock issuable upon exercise of such common stock purchase warrants and placement agent warrants, in accordance with Nasdaq Listing Rule 5635(d); and (viii) approved the authorization for the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals.

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on August 12, 2024, are as follows:

Proposal 1:	At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the five nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five directors were as follows;

Nominee	For	Withhold	Broker Non-Votes
Martin Kay	160,513	68,093	115,428
Cecilia Lenk	151,246	77,360	115,428
Avi Liss	151,881	76,725	115,428
Steven Geary	151,030	77,514	115,490
Arnold Scott	151,874	76,732	115,428

Proposal 2:	At the Annual Meeting, the shareholders approved the ratification of the appointment of Fruci & Associates II, PLLC (“Fruci”) as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2025. The result of the votes to ratify the appointment of Fruci was as follows:

For	Against	Abstain	Broker Non-Votes
302,198	36,688	5,147	1

Proposal 3:	At the Annual Meeting, the shareholders approved, by non-binding advisory vote, the resolution approving named executive officer compensation (the “Say on Pay Proposal”). The result of the votes to approve the Say on Pay Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
123,902	97,510	7,194	115,428

Proposal 4:	At the Annual Meeting, the shareholders approved, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation at 1 year (the “Say When on Pay Proposal”). The result of the votes to approve the frequency under the Say When on Pay Proposal was as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
103,989	4,735	99,014	20,868	115,428

Proposal 5:	At the Annual Meeting, the shareholders did not approve the amendment and restatement of the Company’s existing bylaws (the “Bylaw Proposal”). The result of the votes to approve the Bylaw Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
131,075	94,197	3,334	115,428

Proposal 6:	At the Annual Meeting, the shareholders approved an amendment to the Company’s Articles of Incorporation to authorize 10,000,000 shares of “blank check” preferred stock (the “Charter Proposal”). The result of the votes to approve the Charter Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
112,342	110,105	6,159	115,428

Proposal 7:	At the Annual Meeting, the shareholders approved the issuance of common stock purchase warrants and placement agent warrants issued in connection with the Company’s May 2024 warrant inducement offering, including shares of common stock issuable upon exercise of such common stock purchase warrants and placement agent warrants, in accordance with Nasdaq Listing Rule 5635(d) (the “Warrant Shareholder Approval Proposal”). The result of votes to approve the Warrant Shareholder Approval Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
134,772	89,911	3,923	115,428

Proposal 8:	At the Annual Meeting, the shareholders approved the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals (the “Adjournment Proposal”). The result of the votes to approve the Adjournment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
240,051	98,868	5,113	2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETCAPITAL INC.

	By:	/s/ Martin Kay
	Name:	Martin Kay
	Title:	Chief Executive Officer

Dated: September 26, 2024

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